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Erin Collopy                                         Emily Swanson
General Magic                                        TSI Communications
1 + 408 774 4225                                     1 + 650 635 0200 xt. 206
erin@generalmagic.com                                eswanson@tsicomm.com



FOR IMMEDIATE RELEASE

                   ASK JEEVES SELECTS GENERAL MAGIC TO BUILD
                    INTERFACE FOR VOICE ENTERPRISE SOLUTIONS

         Companies Join Forces to Provide Fortune 1000 Corporations With
               Personality-Rich, Voice-Enabled, Relevant Answers

         SUNNYVALE, Calif. (November 6, 2000) - General Magic, Inc. (Nasdaq:
GMGC), a premier voice application service provider, today announced it will build the voice user interface and provide hosting for the first conversational, natural language voice applications for corporations with Ask Jeeves (Nasdaq:
ASKJ) and Nuance (Nasdaq: NUAN).

         This intuitive interface, based on General Magic's magicTalk(TM) voice platform, will seamlessly integrate Ask Jeeves' natural language e-commerce and e-support services with Nuance's speech recognition technologies. In addition, General Magic and Ask Jeeves will co-market and sell their voice applications and services to Fortune 1000 corporations including telecommunication carriers, retailing, financial services and voice portals worldwide.

         "This is a milestone win for General Magic with major technology players in natural language and speech recognition," observed Mark Plakias, vice president of voice & wireless commerce at The Kelsey Group. "It is exciting because it is a meeting of three companies with a shared vision of natural language interfaces for handling problems in a conversational manner. This is an important step on the road to liberation from traditional models of PCs, browsers, and search engines."


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         The joint solution will lend a voice to Ask Jeeves Business Solutions that currently serve more than 125 corporate customers, allowing access to accurate and relevant information about a company's products and services via telephone. Customers can get quick answers via a telephone or cellular phone instead of relying on a computer to access the Internet or spend long amounts of time on hold waiting for an "available" operator. Leveraging General Magic's expertise in building personality-rich voice user interfaces, companies will also be able to match their visual brand with an auditory brand. General Magic will host these business solutions in their 24/7 Network Operations Center, allowing businesses a faster time to market.

         Increasingly, businesses are adding Ask Jeeves' question answering services to their Customer Relationships Management (CRM) solutions package. This combination of General Magic's well-designed, personality-rich and natural voice interfaces with Ask Jeeves' suite of business services will create a powerful solution, helping businesses gain a competitive advantage by making important information available through conversational, voice-enabled systems. The new applications would allow businesses to offer their CRM services via voice to the more than 125 million consumers who already have access to cell or LAN phones.

         "This relationship further validates General Magic's position as a technology innovator and leader in developing and hosting voice applications," said Steve Markman, chairman, chief executive officer and president of General Magic. "We are pleased to be able to integrate our award-winning solutions with Ask Jeeves' respected natural language technology and widely recognized brand, as well as Nuance's leading speech technologies to help businesses worldwide offer more complete solutions to their staffs, customers and partners."


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         "Telephones are the most well-established customer support tool to date, but the existing phone tree systems and stale voice prompts leave much to be desired," said Rob Wrubel, CEO of Ask Jeeves. "On the Web, Ask Jeeves enables corporations to provide humanized, natural language customer support that frequently surpasses the automated, telephone experience - quickly connecting customers with the information they need. Our relationship with General Magic helps us recreate the Jeeves experience over the phone, lending a personalized, branded experience to voice-driven customer service."

ABOUT GENERAL MAGIC

General Magic is a voice application service provider dedicated to delivering customized voice applications, hosting, and professional services to leading telecommunications, enterprise and Internet companies. With its award-winning VoiceXML-based magicTalk communications platform and years of experience, General Magic offers the premier voice user interface that combines language, personality, and logic, creating a natural conversation between people and information. General Magic creates value for its customers by building voice solutions that strengthen customer relations, deliver value-added services, and provide access to content anytime, anywhere. General Magic is headquartered in Sunnyvale. For additional information about General Magic, visit the company's web site at http://www.generalmagic.com.

ABOUT ASK JEEVES, INC.

Ask Jeeves is a leading provider of intuitive, intelligent Web interaction solutions to deliver a humanized online experience. Ask Jeeves' solutions enable companies to convert online shoppers to buyers, reduce support costs, understand customer preferences and improve customer retention. Ask Jeeves also syndicates its solutions to portals, infomediaries, and content and destination sites to help companies increase e-commerce and advertising revenue. Ask Jeeves deploys its solutions on Ask Jeeves at Ask.com, Ask Jeeves for Kids at AJKids.com and DirectHit.com, to help companies target and acquire qualified prospects online and to provide consumers with real-time access to information, products and services. For more information, visit http://www.ask.com or call 510-985-7400.

ABOUT NUANCE

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Nuance develops, markets and supports a voice interface software platform that makes the information and services of enterprises, telecommunications networks and the Internet accessible from any telephone. Every day, millions of people interact with Nuance systems at blue-chip companies like American Airlines, Charles Schwab, The Home Shopping Network, Lloyds TSB, Sears and United Parcel Service. Nuance is also driving the creation of the Voice Web and delivering software for V-Commerce(TM) (voice-enabled e-commerce) services and applications. Nuance is headquartered in Menlo Park, Calif., with global sales offices and partners supporting solutions in multiple languages around the world. For more information about Nuance, visit www.nuance.com or call 888-NUANCE-8.

                                      # # #

General Magic notes that the forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's technologies and services; the Company's ability to attract, retain and motivate key technical, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; the ability of the Company's third party technology partners to timely develop, license or support technology necessary to the Company's services; and the Company's ability to respond to competitive developments. These and other risks and uncertainties are detailed in General Magic's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2000.

General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.

Ask Jeeves is a registered trademark of Ask Jeeves, Inc. Ask Jeeves for Kids, the "Ask" button, Jeeves Relevant Answers, Jeeves Popularity Search, Jeeves Related Search, Jeeves Text Sponsorship, Jeeves Advisor, Jeeves Insight, Jeeves Live and Ask.com are service marks of Ask Jeeves, Inc.

Nuance and V-Commerce are registered trademarks or trademarks of Nuance Communications, Inc.

Other trademarks and brands are the property of their respective owners.